UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2025

WESTERN MIDSTREAM OPERATING, LP

(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9950 Woodloch Forest Drive, Suite 2800

The Woodlands, Texas 77380

(Address of principal executive office) (Zip Code)

(346) 786-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Fourth Amended and Restated Agreement of Limited Partnership of WES OpCo

As previously reported on October 15, 2025, in connection with the Mergers (as defined in that certain Agreement and Plan of Merger, dated as of August 6, 2025, by and among Western Midstream Partners, LP, Aris Water Solutions, Inc. (“Aris”), Arrakis OpCo Merger Sub LLC, Arrakis Holdings Inc., Arrakis Unit Merger Sub LLC, Arrakis Cash Merger Sub LLC, and Aris Water Holdings, LLC), Western Midstream Operating, LP (“WES OpCo”) announced that it would amend and restate its Third Amended and Restated Agreement of Limited Partnership (the “Limited Partnership Agreement”) following the consummation of the Mergers.

Following the consummation of the Mergers on October 15, 2025, WES OpCo amended and restated the Limited Partnership Agreement to, among other things, issue preferred units of WES OpCo to Aris. The description of the Fourth Amended and Restated Agreement of Limited Partnership (the “Fourth A&R Agreement”) described herein does not purport to be complete and is qualified in its entirety by reference to the Fourth A&R Agreement, which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Fourth Amended and Restated Agreement of Limited Partnership of Western Midstream Operating, LP, dated as of October 15, 2025.

104	Cover Page Interactive Data File.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM OPERATING, LP

	By:	Western Midstream Operating GP, LLC, its general partner

Dated: November 28, 2025	By:	/s/ Christopher B. Dial
Christopher B. Dial Senior Vice President, General Counsel, and Secretary